Exhibit 99.1

Behringer Harvard Opportunity REIT I, Inc. 2015 Second Quarter Update Chase Park Plaza, St. Louis, MO

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Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results.

Forward-Looking Statements Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; the availability of cash flow from operating activities for capital expenditures; conflicts of interest arising out of our relationships with our advisor and its affiliates; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; our level of debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to refinance or extend our debt as it comes due or a failure to satisfy the conditions and requirements of that debt; the need to invest additional equity in connection with debt financings as a result of reduced asset values and requirements to reduce overall leverage; future increases in interest rates; our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise; impairment charges; unfavorable changes in laws or regulations impacting our business or our assets; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission.

Agenda Company Update Financial Review Portfolio Updates Questions Las Colinas Commons, Irving (Dallas), TX

Company Update Continue in the asset disposition phase Three office properties are in the market Irving, Texas Houston, Texas (2) Frisco Square is in initial stages of marketing Excluding Ablon at Frisco Square Chase Park Plaza Studying benefits of converting under-utilized meeting space to retail space Seeing leasing interest from prospective tenants Northpoint Central Las Colinas Commons Northborough Tower Frisco Square

Financial Review Cash Position Debt (in millions) June 30, 2015 Dec. 31, 2014 Cash and cash equivalents $23.1 $35.0 Restricted cash 9.1 8.1 Total $32.2 $43.1 (in millions) June 30, 2015 Dec. 31, 2014 Total debt obligations $157.0 $153.6 Total liabilities $188.0 $180.5 Chase Park Plaza, St. Louis, MO

Loan Summary Schedule – Consolidated Debt (Dollars in thousands) June 30, Interest Maturity Percentage Description 2015 Rate Date of Total Northborough Tower (1) 18,795 $ 5.67% 01/11/16 12.0% Royal Island 13,872 15.00% 10/10/16 8.8% Northpoint Central 15,448 5.15% 05/09/17 9.8% Las Colinas Commons 11,392 5.15% 05/09/17 7.3% 62,500 4.95% 08/11/17 39.8% The Ablon at Frisco Square 4,154 30-day LIBOR + 2.5% (2) 08/26/17 2.7% Frisco Square 30,841 30-day LIBOR + 3% (2) 02/01/18 19.6% 157,002 $ 100.0% Unconsolidated Notes (100%) Central Europe Joint Venture 59,061 $ (3) (1) Includes mark-to-market of $0.1 million (2) 30-day LIBOR was 0.19% at June 30, 2015 (3) 100% of debt balance of €53,237 at fx rate of 1.1094 Chase Park Plaza Hotel and Chase - The Private Residences

Loan Summary Schedule – Central Europe JV Central Europe Loans (by Collateral Pool) % of Total Lender Maturity Date 6/30/2015 fx 1.1094 Logistics Michalovce 23.7% Lone Star Forbearance € 12,604,162 $13,983,057 (1) (2) Retail INEX Witawa 10.5% Lone Star Forbearance € 5,599,720 $ 6,212,329 (1) (2) Logistics Everet 2.8% HSBC 3/31/2016 € 1,509,793 $ 1,674,964 (1) Retail Fairway 20.0% HSBC 3/31/2016 € 10,624,250 $11,786,543 (1) Retail Alpha Plus 5.5% CSOB 12/31/2016 € 2,922,942 $ 3,242,712 Logistics Cestlice 3.6% CSOB 12/31/2016 € 1,917,804 $ 2,127,612 (3) Retail CZ 14.5% CSOB 12/31/2016 € 7,729,438 $ 8,575,039 Logistics Modletice 4.6% Unicredit 9/30/2017 € 2,429,315 $ 2,695,082 Retail Beta Plus 7.4% CSOB 12/31/2017 € 3,955,750 $ 4,388,509 Retail Ceske Budejovice 3.8% CSOB 12/31/2017 € 2,034,306 $ 2,256,859 Retail Cerny Most 3.6% Unicredit 12/31/2018 € 1,909,150 $ 2,118,011 100.0% € 53,236,630 $59,060,717 (1) €30.3 million, or approximately 57% of the Central Europe debt has matured or matures in the next 12 months. (2) The two Lone Star loans (formerly IBRC) secured by Logistics Michalovce and INEX Witawa are currently in a state of undocumented forbearance (3) In July 2015 the Logistics Cestlice loan was amended and the maturity date extended to December 31, 2016

Frisco Square Alexan Black Mountain Las Colinas Commons Northpoint Central Northborough Tower The Lodge & Spa at Cordillera Central European Portfolio Royal Island Chase Park Plaza Hotel Portfolio Investments

Frisco Square Frisco (Dallas), Texas On-budget and on-schedule with construction of parking garages and Ablon at Frisco Square multifamily community In early stages of the marketing process, excluding Ablon at Frisco Square Frisco Square, Frisco (Dallas), TX

Chase Park Plaza St. Louis, Missouri First half-2015 performance affected by decline in group business and higher expenses (YOY comparisons) Occupancy rate: flat Revenues: flat RevPAR: +2.3% NOI: -5% Management company is forecasting improving trends for second half of the year Chase Park Plaza, St. Louis, MO

Central European Portfolio Poland, Czech Republic, Slovakia, Hungary After end of Q2, sold property in Czech Republic 19 properties remaining in Central Europe portfolio Valuations remain depressed JV partner expects to sell remaining assets through individual and/or portfolio sales in 2015 and 2016 Central European Portfolio

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